EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-104165) and related Prospectus of Unit Corporation of our report dated May 15, 2002, except for the matter described in the fourth paragraph of Note 1 for which the date is June 26, 2002, with respect to the combined financial statements of CDC Drilling Company included in Unit Corporation's Amendment to Current Report on Form 8-K dated September 20, 2002, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP

Tulsa, Oklahoma
October 1, 2003